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                                                                     Exhibit 4.2

                  FIRST SUPPLEMENTAL INDENTURE dated as of November 20, 2000 between Cedar Brakes I, L.L.C. (the "Issuer") and Bankers Trust Company, as trustee (the "Trustee" and, together with the Issuer, the "Parties").


                                   WITNESSETH:


                  WHEREAS, the Issuer and the Trustee have entered into an Indenture dated as of September 26, 2000 (the "Indenture"), which provides for the creation and issuance of 8.50% senior secured bonds due 2014 in the aggregate principal amount of $310,600,000;

                  WHEREAS, the Parties desire to amend certain provisions of the Indenture pursuant to Section 1001 thereof in order to clarify certain defined terms related to the Exchange Offer and the Exchange Offer process and make other related technical amendments as provided herein;

                  NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration receipt of which is hereby acknowledged, the Parties hereby agree as follows:



                                    ARTICLE I

                                   DEFINITIONS

Unless otherwise defined herein, and subject to the amendments herein, terms defined in the Indenture shall have such defined meanings when used herein.



                                   ARTICLE II

                             AMENDMENTS TO INDENTURE

                  SECTION 201. Amendment of Recitals. The first Whereas clause of the Indenture is hereby deleted in its entirety and replaced with the following paragraph:

                  "WHEREAS, the Issuer has duly authorized the creation of an issue of 8.50% Senior Secured Bonds due 2014 in the aggregate principal amount of $310,600,000, and 8.50% Series B Senior Secured Bonds due 2014 to be issued in



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exchange for the 8.50% Senior Secured Bonds due 2014, pursuant to the
Registration Rights Agreement (as defined herein) and, to provide therefor, the Issuer has duly authorized the execution and delivery of this Indenture."

                  SECTION 202. Amendment of Exhibit A to the Indenture. Exhibit A to the Indenture is hereby amended by:

                  (a) deleting the definition of "Bonds" and replacing it with the following definition:

                  ""Bonds" means, collectively, the Initial Bonds, the Private Exchange Bonds, if any, and the Unrestricted Bonds, treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms of this Indenture, that are issued pursuant to this Indenture; individually, a "Bond"."

                  (b) deleting the definition of "Exchange Offer" and replacing it with the following definition:

                  ""Exchange Offer" means the offer that may be made by the Issuer pursuant to the Registration Rights Agreement to the Holders of the Initial Bonds to exchange their Initial Bonds for the Exchange Bonds."

                  (c) inserting the following definitions in the appropriate alphabetical order therein:

                  ""Exchange Bonds" means the 8.50% Series B Senior Secured Bonds due 2014, to be issued in exchange for the Initial Bonds pursuant to the Registration Rights Agreement."

                  ""Initial Bonds" means, collectively, the 8.50% Senior Bonds due 2014 of the Issuer issued on the Closing Date for so long as such securities constitute Restricted Securities."

                  ""Private Exchange Bonds" has the meaning provided in the Registration Rights Agreement."

                  ""Restricted Security" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Bond constitutes a Restricted Security."


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                  ""Unrestricted Bonds" means one or more Bonds that do not and are not required to bear the restrictive legends set forth in Section 202, including, without limitation, the Exchange Bonds."

                  SECTION 203. Amendment to Section 303 of the Indenture.
Section 303 of the Indenture is hereby amended by deleting the third paragraph thereof and replacing it with the following paragraph:

                  "At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Bonds executed by the Issuer to the Trustee for authentication, together with the Issuer Order for the authentication and delivery of such Bonds, directing the Trustee to authenticate the Bonds and certifying that all conditions precedent to the issuance of Bonds contained herein have been fully complied with. Each such Issuer Order shall specify the amount of Bonds to be authenticated, the date on which the Bonds are to be authenticated, whether the bonds are to be Initial Bonds, Private Exchange Bonds or Unrestricted Bonds and whether the Bonds are to be issued as Physical Bonds or Global Bonds or such other information as the Trustee may reasonably request. The Trustee shall receive an Officers' Certificate and an Opinion of Counsel of the Issuer in connection with such authentication of Bonds. Upon receipt of any such Issuer Order, the Trustee shall, in accordance with such Issuer Order, authenticate (i) Initial Bonds for original issue in the aggregate principal amount not to exceed $310,600,000, (ii) Private Exchange Bonds from time to time for issue only in exchange for a like principal amount of Initial Bonds and (iii) Unrestricted Bonds from time to time only (A) in exchange for a like principal amount of Initial Bonds or (B) in an aggregate principal amount of not more than the excess of $310,600,000 over the sum of the aggregate principal amount of (x) Initial Bonds then outstanding, (y) Private Exchange Bonds then outstanding and (z) Unrestricted Bonds issued in accordance with
(iii)(A) above. The aggregate principal amount of Bonds outstanding at any time may not exceed $310,600,000."




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                                   ARTICLE III

                                  MISCELLANEOUS

                  SECTION 301. Limited Effect. Except as expressly amended hereby, all of the provisions of the Indenture shall continue to be, and shall remain, in full force and effect in accordance with their terms.

                  SECTION 302. Construction As One Instrument. This First Supplemental Indenture shall be construed as supplementing and forming part of the Indenture, and shall be read accordingly.

                  SECTION 303. Severability. If at any time any one or more of the provisions hereof is or becomes illegal, invalid or unenforceable in any respect under the applicable law of any jurisdiction, neither the validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provisions under the applicable law of any other jurisdiction shall in any way be affected or impaired thereby.

                  SECTION 304. Counterparts. This First Supplemental Indenture may be executed in counterparts and by each of the Parties on separate counterparts, both of which shall constitute one and the same instrument

                  SECTION 305 Binding Effect. This First Supplemental Indenture shall become effective when it shall have been executed by the Parties.

                  SECTION 306. Governing Law. This FIRST SUPPLEMENTAL INDENTURE shall be governed by, and construed in accordance with, the laws of the State of NEW YORK (without giving effect to the principles thereof relating to conflicts of law except section 5-1401 of the new york GENERAL OBLIGATIONS LAW).


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                  IN WITNESS WHEREOF, the Parties have caused this First
Supplemental Indenture to be duly executed as of the date and year first above written.

                                        CEDAR BRAKES I, L.L.C.



                                        By:  /s/ JOHN L. HARRISON
                                             -----------------------------------
                                             Name: John L. Harrison
                                             Title Vice President, Senior
                                                   Managing Director and Class
                                                   A Manager



                                        BANKERS TRUST COMPANY
                                             Trustee, Paying Agent and Registrar



                                        By:  /s/ MARION ZINOWSKI
                                             -----------------------------------
                                             Name: Marion Zinowski
                                             Title Assistant Vice President



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